                         SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a)
                  of the Securities Exchange Act of 1934
                           (Amendment No.     )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or
    Section 240.14a-12

                           BENEFICIAL CORPORATION
  ---------------------------------------------------------------------
              (Name of Registrant as Specified In Its Charter)

               SCOTT A. SIEBELS, ESQ. (BENEFICIAL CORPORATION)
  ---------------------------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
    or Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act
    Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1)  Title of each class of securities to which transaction applies:

        --------------------------------------------------------------

    2)  Aggregate number of securities to which transaction applies:

        --------------------------------------------------------------

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


        --------------------------------------------------------------

    4)  Proposed maximum aggregate value of transaction:


        --------------------------------------------------------------

    5)  Total fee paid:


        --------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:


         ----------------------------------------------
     2)  Form, Schedule or Registration Statement No.:


         ----------------------------------------------
     3)  Filing Party:


         ----------------------------------------------
     4)  Date Filed:


         ----------------------------------------------

               [LOGO] BENEFICIAL
                      CORPORATION(SM)


                                                                 April 7, 1995

Dear Stockholder:

    On behalf of the Board of Directors of Beneficial Corporation, I am pleased to invite you to attend the 1995 Annual Meeting of Stockholders of the Company which will be held on Thursday, May 18, 1995 at One Christina Centre, 301 North Walnut Street, Wilmington, Delaware.

    The business to be transacted at the meeting is set forth in the Notice of Meeting and is more fully described in the accompanying Proxy Statement.

    It is important that your shares be represented at the meeting, regardless of the number you hold. Whether or not you can be present in person, please sign, date and return your proxy in the enclosed envelope as soon as possible. If you do attend the meeting and wish to vote in person, your proxy can be revoked at your request.

    A summary report of the meeting will be mailed to all stockholders with the financial results of the second quarter of 1995.

    We look forward to seeing you at the meeting.

    Best wishes.

                                      /s/ FINN M. W. CASPERSEN
                                          FINN M. W. CASPERSEN
                                          Chairman of the Board

                           BENEFICIAL CORPORATION
                              ----------------

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                MAY 18, 1995
- ------------------------------------------------------------------------------

    The annual meeting of stockholders of Beneficial Corporation, a Delaware corporation, will be held on Thursday, May 18, 1995 at the office of the Company, One Christina Centre, 301 North Walnut Street, Wilmington, Delaware 19801, at 11 A.M. Wilmington time, for the following purposes:

    (1) To elect directors of the Company.

    (2) To ratify the selection of the firm of Deloitte & Touche LLP, Certified Public Accountants, as the independent auditors of the Company for 1995.

    (3) To transact such other business as may properly be brought before the meeting.

    The holders of Common Stock, $4.30 Dividend Cumulative Preferred Stock and $5.50 Dividend Cumulative Convertible Preferred Stock of record at the close of business on March 20, 1995 are entitled to notice of and to vote at the meeting. A list of stockholders entitled to vote will be available for inspection during business hours at the offices of the Company for a period of ten days prior to the meeting.


                                                   SCOTT A. SIEBELS
                                             Vice President and Secretary

Dated: April 7, 1995

                           BENEFICIAL CORPORATION

  ONE CHRISTINA CENTRE, 301 NORTH WALNUT STREET, WILMINGTON, DELAWARE 19801

                               ---------------

                       ANNUAL MEETING OF STOCKHOLDERS
                                MAY 18, 1995

                               ---------------

                               PROXY STATEMENT

                               ---------------

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Beneficial Corporation (the "Company") to be voted at the Annual Meeting of Stockholders to be held on May 18, 1995.
The shares represented by each proxy will be voted at the meeting in accordance with the specifications made thereon by the stockholder. A stockholder has the power to revoke his or her proxy at any time before it has been voted by giving written notice to Mr. Scott A. Siebels, Vice President and Secretary, One Christina Centre, 301 North Walnut Street, Wilmington, Delaware 19801, or by voting in person at the Annual Meeting. This Proxy Statement and the accompanying proxy card are being mailed to stockholders on or about April 7, 1995.

    All properly signed proxies will be treated as present at the meeting for purposes of determining whether a quorum is present. Directors will be elected by a plurality of the votes cast. Votes withheld and non-votes will have no effect on the election of candidates. All other matters to come before the meeting, including the proposal to ratify the selection of the auditors of the Company, will require the approval of a majority of the shares present and entitled to vote on such matters. Abstentions will have the same effect as a vote against any such matter. Non-votes will be deemed not entitled to vote and will not be counted as votes for or against any such matter. Non-votes also will not be included in calculating the number of votes necessary for the approval of any such matter.

    Each share of Common Stock and $4.30 Dividend Cumulative Preferred Stock is entitled to one vote, and each share of $5.50 Dividend Cumulative Convertible Preferred Stock is entitled to nine votes. All of such classes will vote as a single class. On March 20, 1995, the record date for the meeting, the shares outstanding and entitled to vote were 52,351,335 shares of Common Stock, 836,585 shares of $4.30 Dividend Cumulative Preferred Stock and 22,271 shares of $5.50 Dividend Cumulative Convertible Preferred Stock. The aggregate number of votes entitled to be cast at the Annual Meeting is 53,388,359.

                     PROPOSAL 1 -- ELECTION OF DIRECTORS
                                   ---------------------

    The Board of Directors recommends a vote "FOR" the election of a Board of Directors (hereinafter "Board of Directors" or "Board") consisting of the 18 persons named below for terms of one year or until their successors are chosen as provided in the By-Laws. All of such nominees are currently directors and each has expressed willingness to serve as a director during the coming year. The proxy may be voted for the election of other persons as directors in the event any of those named below are unable to serve for any reason.

    The names of the nominees for director, the committees of the Board of Directors on which they serve and certain other information regarding them are as follows:


                                                 YEAR
          NAME OF DIRECTOR, AGE,                 FIRST
        PRINCIPAL OCCUPATION* AND               ELECTED
            OTHER AFFILIATIONS                A DIRECTOR
        -------------------------             ----------
CHARLES W. BOWER, 73..........................   1969
  Former Senior Vice President and Treasurer of the Company; Member of Audit Committee and Committee on Corporate Policy.

ROBERT J. CALLANDER, 64.......................   1992
  Executive in Residence, Columbia University
    Business School; Chairman of Compensation
    Committee and Member of Strategic
    Planning Committee; Director: The ARAMARK
    Group, Inc.; Barnes Group, Inc.; Latin
    American Dollar Income Fund; Omnicom
    Group, Inc.; Scudder New Asia Fund;
    Scudder World Income Opportunities Fund.

ROBERT C. CANNADA, 74.........................   1975
  Senior Counsel, Butler, Snow, O'Mara,
    Stevens & Cannada; Member of Audit
    Committee and Committee on Corporate
    Policy.

FINN M. W. CASPERSEN, 53......................   1975
  Chairman of Board of Directors and Chief
    Executive Officer, Chairman of Executive
    Committee and Member of Finance
    Committee.

LEONARD S. COLEMAN, JR., 46...................   1990
  President, The National League, Major
    League Baseball; Chairman of Strategic
    Planning and Member of Compensation
    Committees and Committee on Corporate
    Policy; Director: Omnicom Group, Inc.

DAVID J. FARRIS, 59...........................   1982
  Member of the Office of the President,
    Chief Operating Officer and Member of
    Executive and Finance Committees;
    President and Chief Executive Officer of
    Beneficial Management Corporation, a
    subsidiary of the Company.

JAMES H. GILLIAM, JR., 49.....................   1984
  Executive Vice President, General Counsel and Member of Executive Committee;
    Chairman of Board of Directors of
    Beneficial National Bank, a subsidiary of the Company; Trustee: Howard Hughes
    Medical Institute; Director: Bell
    Atlantic Corporation; Delmarva Power &
    Light Company.

ANDREW C. HALVORSEN, 48.......................   1984
  Member of the Office of the President and Chief Financial Officer, Chairman of
    Finance Committee and Member of Executive
    Committee.

ROLAND A. HERNANDEZ, 37.......................   1992
  President, Chief Executive Officer and a director of Telemundo Group, Inc.;
    President, Interspan Communications;
    Member of Strategic Planning and Audit
    Committees.

J. ROBERT HILLIER, 57.........................   1982
  Chairman and Chief Executive Officer of The
    Hillier Group, architects; Chairman of
    Nominating Committee and Member of
    Strategic Planning Committee.

GERALD L. HOLM, 56............................   1979
  Former Vice Chairman of the Company; Member of Strategic Planning and Nominating
    Committees.

THOMAS H. KEAN, 59............................   1990
  President, Drew University; Member of
    Nominating and Compensation Committees;
    Director: Amerada Hess Corp.; The ARAMARK
    Group, Inc.; Bell Atlantic Corporation;
    Fiduciary Trust Company International;
    United HealthCare Corporation.

STEVEN MULLER, 67.............................   1983
  President Emeritus, The Johns Hopkins
    University; Chairman of Committee on
    Corporate Policy and Member of Strategic
    Planning and Compensation Committees;
    Director: Van Kampen American Capital
    Closed End and Common Sense Funds; Alex.
    Brown, Inc.; Law Companies Group, Inc.;
    Millipore, Inc.

SUSAN JULIA ROSS, 51..........................   1979
  Attorney-at-Law, Natelson and Ross; Member of Compensation and Nominating
    Committees.

Robert A. Tucker, 68..........................   1959
  Former Chief Financial Officer of the
    Company; Member of Audit and Nominating
    Committees.

SUSAN M. WACHTER, 51..........................   1985
  Associate Professor of Real Estate and
    Finance, the Wharton School of the
    University of Pennsylvania; Member of
    Strategic Planning and Nominating
    Committees.

CHARLES H. WATTS, II, 68......................   1959
  Business and Educational Consultant;
    Chairman of Audit Committee and Member of
    Committee on Corporate Policy.

K. MARTIN WORTHY, 74..........................   1977
  Senior Counsel, Hopkins & Sutter; Member of
    Nominating Committee and Committee on
    Corporate Policy.

    *During the last five years the principal occupation of each director has been as listed above except as follows: Mr. Callander was Vice Chairman, Chemical Banking Corporation (1987-1992); Mr. Coleman was Executive Director, Market Development, Major League Baseball (1992 to March, 1994) and Vice President, Kidder Peabody (1989-1991); Mr. Gilliam was Senior Vice President (1985-1989) and Secretary (1985-1992) of the Company; Mr. Kean was Governor of New Jersey (1982 to 1990); and Dr. Muller was President of The Johns Hopkins University (1972-1990).

    The following table sets forth information regarding beneficial ownership of the Company's equity securities of each director, the five most highly compensated executive officers of the Company and its subsidiaries and the directors and executive officers of the Company as a group, as of February 28, 1995.

                                         EQUITY SECURITIES OF THE COMPANY
                                               BENEFICIALLY OWNED (1)
                                    ------------------------------------------
                                              COMMON
                                               STOCK                5%
                                    COMMON    OPTION      % OF     PFD.   % OF
NAME OF PERSON OR GROUP              STOCK  SHARES(10)  CLASS(11) STOCK  CLASS
- -----------------------             ------  ----------  --------- -----  -----
Charles W. Bower (3) (4) (9)....   115,295     8,000        *       --     --
Robert J. Callander.............     1,446     4,000        *       --     --
Robert C. Cannada (2)...........    22,107     8,000        *       --     --
Finn M. W. Caspersen
  (2) (3) (4) (5) (6) (7) (9)... 1,744,227    90,000       3.33   2,636     *
Leonard S. Coleman, Jr. ........     2,161     8,000        *       --     --
David J. Farris (2).............   229,992   105,300        *       --     --
James H. Gilliam, Jr. ..........    68,182   127,350        *       --     --
Robert M. Grohol................    38,703    54,600        *       --     --
Andrew C. Halvorsen.............    81,297   127,350        *       --     --
Roland A. Hernandez.............       726     4,000        *       --     --
J. Robert Hillier...............    16,701     8,000        *       --     --
Gerald L. Holm (4) (6)..........   139,522     4,000        *       --     --
Thomas H. Kean..................     3,206     8,000        *       --     --
Steven Muller...................     3,744     8,000        *       --     --
Susan Julia Ross................     9,640     8,000        *       --     --
Robert A. Tucker
  (2) (3) (4) (7) (8)...........   300,818     8,000        *       679     *
Susan M. Wachter................    13,532     8,000        *       --     --
Charles H. Watts, II (2) (3) (9)   166,999     8,000        *       737     *
K. Martin Worthy                     6,769     8,000        *       --     --
All directors and officers
  as a group (25 persons)
  (2)(3)(4)(5)(6)(7)(8)(9)...... 2,499,808+  626,800       4.76   4,052     *

*Less than 1.0% of class.
+Pursuant to Item 403 of Regulation S-K, this total does not reflect multiple counting of shares reflected above. This represents an increase of 227,268 shares over the comparable 1994 level of 2,272,540 shares.

    (1) Unless otherwise indicated below in footnotes (2) through (8), each director possesses sole voting and investment power with respect to the shares shown opposite his or her name.

    (2) Includes shares of Common Stock owned by spouses or certain members of the families of directors, as to which such directors disclaim beneficial ownership, as follows: Cannada 3,632 shares; Caspersen 14,662 shares; Farris 138 shares; Tucker 2,378 shares; and Watts 5,592 shares.

    (3) Includes 99,996 shares of Common Stock held by a trust as to which Messrs. Bower, Caspersen, Tucker, Watts and others serve as trustees (sharing voting and investment power), shown as beneficially owned by each of them.

    (4) Excludes shares owned by The Hodson Trust. For information concerning shares held by this trust see Principal Stockholders on page 5.

    (5) Includes 638,258 shares of Common Stock other than shares referred to in notes (2), (3), (4), (6) and (7), as to which Mr. Caspersen shares voting and investment power with others.

    (6) Includes 106,722 shares of Common Stock owned by The Hodson Scholarship Foundation, Inc., as to which Messrs. Caspersen and Holm share voting and investment power with others.

    (7) Includes 119,222 shares of Common Stock and 679 shares of 5% Pfd. Stock owned by the Beneficial Foundation, Inc., as to which Messrs. Caspersen, Tucker and others share voting and investment power.

    (8) Includes 16,350 shares of Common Stock, other than those referred to in notes (2), (3), (4) and (7), as to which Mr. Tucker shares voting and investment power with others.

    (9) Includes shares of Common Stock which will vest in March or April of 1995 under the Employees' Stock Purchase Plan.

    (10) Sets forth the number of shares that could be acquired as of such date by the exercise of options granted under the Company's Non-Qualified Stock Option Plan.

    (11) Not included in this percentage are the shares that could be acquired under the Company's Non-Qualified Stock Option Plan as set forth in the second Column above.

              MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

    The Board held 4 meetings during 1994 and the committees held 38 meetings in total. The overall attendance record of directors at Board and committee meetings during 1994 was 100%.

    Audit Committee.  The Audit Committee met 4 times in 1994.  Its duties are
(a) to recommend to the Board a firm of independent public accountants whose selection would be submitted to the stockholders for ratification; (b) to confer with the Company's independent auditors as to the scope of their proposed audit; (c) to review the findings and recommendations of the independent auditors on completion of the audit and to consider any problems encountered by them in conducting the audit; and (d) to review the Company's internal audit controls and to provide a liaison with the Company's internal auditors.

    Committee on Corporate Policy. The Committee on Corporate Policy held 4 meetings in 1994. Its responsibilities are (a) to advise the Board and recommend from time to time corporate policies with respect to revisions in the Restated Certificate of Incorporation and By-Laws; (b) to advise the Board and recommend from time to time any other appropriate action relating to the structure of the Board, the relationship of the Board to the stockholders and action which might be taken by the Board or the stockholders as being in the best interests of the stockholders; and (c) to advise the Board and recommend from time to time corporate governance policies that, among other things, enhance the quality and training of the human resources of the Company and its subsidiaries, that assure adequate succession for senior management of the Company and its subsidiaries, and that assure adequate diversification of the human resources of the Company and its subsidiaries.

    Compensation Committee. The Compensation Committee held 6 meetings in 1994. Its function is to consider and determine appropriate policies regarding compensation and benefits issues. In doing so, the Committee shall assure that the Company's compensation and incentive programs, including those for its officers and the executives of its management and operating subsidiaries, are properly administered, and shall review and make recommendations regarding the terms and administration of the Company's retirement, health and other employee benefit programs.

    Executive Committee. In 1994 the Executive Committee held 7 meetings. This committee may exercise substantially all the authority of the Board (other than powers which the Board has specifically delegated to other committees) during the intervals between Board meetings.

    Finance Committee. The Finance Committee met 9 times in 1994. This committee, between meetings of the Board, may exercise all powers of the Board with respect to financing the operations of the Company.

    Strategic Planning Committee. This Committee held 4 meetings in 1994. Its purpose is to focus on major challenges facing the Company and its subsidiaries and to assist management in conceptualizing and developing strategies to maximize shareholder value.

    Nominating Committee. The Nominating Committee met 4 times in 1994. Its purposes are to (a) make recommendations to the Board with respect to the size and composition of the Board; (b) make recommendations to the Board with respect to a slate of nominees for election as directors for inclusion in the Company's annual proxy statement; and (c) identify, evaluate and recommend to the Board candidates to fill vacancies on the Board. Nominations for the election of directors may be made by the Board of Directors or by any stockholder entitled to vote for the election of directors. A notice of the intent of a stockholder to make any such nomination must be made in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Company not less than 90 days in advance of the annual meeting or, in the event of a special meeting of stockholders for the election of directors, such notice must be delivered or mailed to the Secretary of the Company not later than the close of the seventh day following the day on which notice of the meeting is first mailed to stockholders. Every such notice by a stockholder must set forth: (a) the name and residence of the stockholder who intends to make the nomination; (b) a representation that the stockholder is a holder of record of the Company's voting stock and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings among the stockholders and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission (the "Commission") had each nominee been nominated, or intended to be nominated, by the Board of Directors of the Company; and (e) the consent of each nominee to serve as director of the Company if so elected.

                          COMPENSATION OF DIRECTORS

    Directors who are not also employees of the Company receive for their services $1,500 per quarter and $7,000 for each Board meeting attended. Directors who are employees receive $200 for each Board meeting attended. In addition to the quarterly fee, non-employee directors who are members of the Audit, Compensation, Nominating, Corporate Policy, Strategic Planning or any Ad Hoc committee receive $1,000 for each meeting attended or for each day services are performed on behalf of any such committee or the Board. Non-employee directors who are committee chairpersons receive an additional $500 for each meeting they chair or for each day services are performed on behalf of such committee. At the option of any director, payment of meeting and service fees may be deferred until a director either reaches the age of 70 or terminates his or her relationship with the Company. Such deferred fees bear interest at an annual rate equal to the average annual interest cost of all short- and long-term borrowings by the Company and its consolidated subsidiaries. Non- employee directors also receive an annual award of 2,000 options to purchase the Company's Common Stock under the 1990 Non-Qualified Stock Option Plan, and they are entitled to participate in the Company's Employees' Stock Purchase Plan and in a health insurance arrangement made available by the Company.

    In order to allow the Company to avail itself of the experience of retired directors, it is the Company's policy to pay each director who (a) ceases to be a director after having attained the age of 70 years and completed at least five years of service or (b) has served for ten years and either resigns voluntarily or decides not to stand for re-election, the sum of $8,500 per quarter if such director agrees to be available to render advice to the Board, its Executive Committee or any of its members. In addition, upon a change in control of the Company, wherein directors and directors emeriti would cease to hold such positions, such persons would receive quarterly payments ranging from $4,250 to $8,500, depending on their years of service, for the remainder of their lives in consideration for and subject to their continued availability to the Company or its successor for purposes of consultation.
The Company will purchase annuities to provide for such payments in the event of a change of control of the Company.

                           PRINCIPAL STOCKHOLDERS

    The following table sets forth information regarding each person who, to the Company's knowledge, owns more than 5% of any class of the Company's outstanding voting securities:

                                                  $4.30 DIVIDEND
        NAME AND ADDRESS               COMMON       CUMULATIVE      % OF CLASS
         OF STOCKHOLDER                STOCK      PREFERRED STOCK      OWNED
        ----------------               ------     ---------------   ----------
FMR Corp.
  82 Devonshire Street
    Boston, MA 02109................ 4,910,751 (1)      --             9.35%
Putnam Investments Inc., Putnam
  Investment Management, Inc. and
  The Putnam Advisory Company, Inc.
  One Post Office Square
    Boston, MA 02109................ 4,308,282 (2)      --             8.20%
The Capital Group, Inc. and Capital
  Research and Management Company
  333 South Hope Street
    Los Angeles, CA 90071........... 4,044,000 (3)      --             7.70%
The Hodson Trust
  100 Beneficial Center
    Peapack, NJ 07977............... 3,518,231 (4)      --             6.70%
The Life Insurance Company
  of Virginia
  6610 West Broad Street
    Richmond, VA 23230..............     --          75,000 (5)        8.97%

                                ------------

    (1) Based on information contained in a report on Schedule 13G of FMR Corp. ("FMR"), dated February 13, 1995, filed with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). According to such report, FMR is the parent holding company of several investment adviser or investment manager subsidiaries which together beneficially own 4,910,751 shares (9.35%) of the Company's Common Stock. FMR has the sole power to vote 244,697 of such shares and the sole power to dispose of all 4,910,751 shares.

    (2) Based on information contained in a report on Schedule 13G of Putnam Investments Inc. ("Putnam") dated January 30, 1995 filed with the Commission under the Exchange Act. According to such information, as of December 31, 1994, Putnam, a wholly owned subsidiary of Marsh & McLennan Companies, Inc. and an investment advisor registered under Section 203 of the Investment Advisers Act of 1940, is parent of two registered investment advisers, Putnam Investment Management, Inc. ("PIM") and The Putnam Advisory Company, Inc. ("PAC") which together beneficially own 4,308,282 shares (8.20%) of the Company's Common Stock. Putnam shares the power to vote 53,800 of such shares and shares the power to dispose of all 4,308,282 shares; PIM shares the power to dispose of 4,193,570 of such shares; and PAC shares the power to vote 53,800 of such shares and shares the power to dispose of 114,712 of such shares.

    (3) Based on information contained in a report on Schedule 13G of The Capital Group Companies, Inc. and Capital Research and Management Company, dated February 6, 1995, filed with the Commission under the Exchange Act. According to such information, as of December 31, 1994, certain operating subsidiaries of The Capital Group Companies, Inc., exercised investment discretion over various institutional accounts which held 4,044,000 shares (7.70%) of the Company's Common Stock. Capital Research and Management Company, a registered investment adviser, and Capital International, S.A., another operating subsidiary, had investment discretion with respect to 3,902,000 and 142,000 of such shares, respectively.

    (4) As of March 1, 1995, The Hodson Trust held of record the number of shares of Common Stock indicated in the table, 38 shares of $4.30 Dividend Cumulative Preferred Stock (less than 1.0% of such class) and 8 shares of $5.50 Dividend Cumulative Convertible Preferred Stock (less than 1.0% of such class). Messrs. Bower, Caspersen, Holm, Tucker and three other persons serve as trustees of such trust and share voting and investment power, but have no interest in the principal or income of such trust. Such shares may be regarded as beneficially owned by each such person under Rule 13d-3 promulgated by the Commission under the Exchange Act.

    (5) Based on information contained in a report on Schedule 13G of The Life Insurance Company of Virginia ("Life of Virginia"), dated May 21, 1987, filed with the Commission under the Exchange Act. According to such report, Life of Virginia, an insurance company as defined in Section 3(a)(19) of the Exchange Act, shares voting and dispositive power with an affiliated investment manager which together with Life of Virginia beneficially own 75,000 shares, or 8.97% of the $4.30 Dividend Cumulative Preferred Stock.

       REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    The Company's executive compensation program is independently administered by the Compensation Committee of the Board of Directors ("the Committee").
The Committee is composed of the five unaffiliated non-employee directors named on page 9 of this report. Decisions of the Committee with respect to the compensation of the Company's executive officers are reviewed and approved by the full Board of Directors, except for decisions as to individual awards under the Company's stock-based incentive plans. Those awards must be made solely by the Committee in order to satisfy Rule 16b-3 under the Exchange Act.

    The Company is required to provide certain information with respect to the compensation and benefits provided to the Company's Chairman and Chief Executive Officer and to the four other most highly compensated executive officers (the "Executive Officers"). This report is submitted by the Committee in fulfillment of those requirements and discusses the rationale and considerations constituting the basis for fundamental compensation decisions affecting the Executive Officers.

COMPENSATION PHILOSOPHY

    The executive compensation policies of the Company are designed to encourage superior corporate and individual performance, provide competitive levels of compensation, complement the Company's strategic planning initiatives, and assist the Company in attracting, retaining and motivating qualified executives.

    The Company has historically emphasized long-term, stock-based incentive compensation, on the basis that such programs more effectively advance corporate interests and better align the interests of its executive officers with those of its stockholders. The Company does not maintain an annual cash bonus or cash incentive program for its executive officers. All compensation for services rendered other than cash compensation (and certain taxable employee benefits) is subject to vesting requirements and forfeiture if such requirements are not met. During the vesting period, the value of stock-based awards relates directly to the market performance of the Company's Common Stock.

    On August 10, 1993, Congress adopted new Section 162(m) of the Internal Revenue Code. For compensation payable to certain senior executives beginning on January 1, 1994, this new tax provision limits the annual amounts deductible by the Company to $1,000,000, per executive. The provision exempts amounts payable under certain qualifying arrangements (which includes amounts deemed to be performance-based and amounts payable under tax-qualified pension arrangements), as well as certain payments that the executive had a fixed contractual right to receive from prior years. Amounts payable following retirement, relating to services during prior years of employment, are also exempt. In the interest of its stockholders, it is the policy of the Company, acting through the Board and the Committee, to structure its compensation programs to preserve full deductibility of all amounts paid to its Executive Officers, to the maximum extent possible.

    On May 19, 1994, the Company's stockholders overwhelmingly approved amendments to the Company's Non-Qualified Stock Option Plan ("Option Plan") and its Employee Stock Purchase Plan ("ESPP"). The Option Plan amendments brought that plan into compliance with Section 162(m). The ESPP amendments, together with other changes as described more fully in the Company's 1994 Proxy Statement, generally limit the Company's Executive Officers' compensation (not otherwise exempt under Section 162(m)) to $1,000,000 per year, with any excess deferred until such time as it is payable by the Company without loss of deductibility. During such time, all funded deferred compensation remains subject to forfeiture, invested in the Company's Common Stock with the Executive Officers' future benefit directly correlated to stockholder return. The Company does not anticipate any loss of deductibility pursuant to Section 162(m) during 1994 or 1995.

RELATIONSHIP OF CORPORATE PERFORMANCE TO COMPENSATION

    As discussed further in this report, both objective and subjective measures of the Company's performance are directly relevant to executive compensation determinations, particularly as to awards of long-term stock-based incentive compensation. Among the criteria used are: (1) net earnings of the Company, (2) earnings per share, (3) balance sheet and income statement soundness, (4) return on assets, (5) return on equity, (6) stock market performance of the Company's common shares, (7) growth in quality receivables, (8) net chargeoffs and delinquencies as a percentage of average receivables, (9) growth in book value per common share, and (10) growth in cash dividends payable. All of these criteria are relevant both as to current and long-term performance, and are measured in light of the industry and general economic conditions within which the Company operates.

    The Committee does not attach specific weighting to these objective factors in its deliberations. The Committee deems each factor to be important, to be considered by it, together with subjective criteria, in reaching an overall determination as to appropriate levels of compensation. The Committee does not measure each of the factors, or the factors as a whole, in relation to any set objective target or goal. Actual performance under these factors, individually and collectively, is subjectively reviewed in light of expectations and prevailing economic and competitive conditions. The Committee does not attempt to maintain a direct relationship between each specific measure of corporate performance and any element of executive officer compensation discussed in this report.

COMPONENTS OF EXECUTIVE COMPENSATION

    Cash compensation for the Company's executives is set at levels deemed competitive within its industry, and appropriate to the Company's overall long-term performance within that comparative group. It also reflects individual levels of performance and overall responsibility with the Company. Long-term, stock-based incentive compensation has increased significantly in recent years as a percentage of the Company's Executive Officers' total compensation.

    The Company maintains two long-term, stock-based incentive compensation arrangements for its executives. The Beneficial Corporation Key Employees Stock Bonus Plan ("Key Plan"), approved by stockholders in 1983, provides annual awards to a broad group of employees (349 current participants), including middle and senior managers and executives, from a compensation pool tied to the Company's net after-tax consolidated earnings for the year of the award. The percentage of such net earnings that is available for awards is determined annually by the full Board of Directors following a recommendation by the Committee, and cannot exceed 5%. The Committee need not distribute all funds made available by the Board. An amount up to 4% of net earnings was approved for awards granted with respect to each of 1993 and 1994, with actual grants totaling 3.2% and 3.2%, respectively.

    Individual awards are made by the Committee, in amounts which reflect personal achievement relative to corporate goals, the importance of the individual to the Company's future, and the Company's overall performance based on relevant, objective and subjective financial criteria. Once Key Plan awards are made, they are invested in the Company's Common Stock. Awards are forfeited if the executive terminates employment voluntarily or for cause during a five year period which includes the year for which the award was made. During the vesting period dividends are reinvested and the executive is permitted to direct the voting of the shares awarded as well as shares purchased with reinvested dividends.

    The Option Plan, approved by stockholders in 1991, allows the Committee the discretion to make stock option awards to eligible executives on such terms as the Committee deems appropriate within parameters established by the Option Plan. The price at which the optionee is permitted to purchase shares of Common Stock may not be less than the fair market value on the date of grant. The vesting period for option awards may not be less than one year, but the Committee has uniformly utilized a four-year schedule, with 25% vesting on each of the first through fourth anniversaries of the award. If the executive terminates employment for any reason other than death, disability or retirement, the award is forfeited.

    The Committee makes individual awards to executives based on both corporate and individual performance measures, particularly emphasizing the perceived importance of the individual to the future profitability and success of the Company.

    As to both cash compensation and long-term incentive awards, the Committee also considers comparative data from peer companies in determining the appropriateness and structure of the Company's executive compensation program. In this connection, the Committee reviews studies periodically conducted by independent executive compensation consulting firms at its request, as well as publicly available data. This review focuses on peer companies in the consumer finance and financial services industry to which the Company's financial results are commonly compared. The peer companies are chosen at the time of each review based on attributes which are most closely comparable to the Company, and which make the overall peer group as balanced as possible for purposes of comparison.

    The Committee does not follow a policy of setting executive pay levels in a specific relationship to the range of salaries paid by this group of peer companies. Nor does the Committee strive to determine the overall relationship of the Company's compensation to the high, median or low end of any comparative group. While this comparative information is valuable to the Committee as an indicator of competitive trends, salary levels are set based upon the measures of Company performance discussed above, individual performance, the Company's needs, and such other factors as the Committee considers appropriate.

    The peer group of companies used for such studies is not necessarily the same as the S&P Financial Index, which is used for comparison in the Performance Graph included with this Proxy Statement. The S&P Financial Index is deemed by the Company to be the published industry index most relevant to a consistent, long-term comparison of the total shareholder return associated with the Company's Common Stock. The peer group of companies used for comparative salary information is adjusted periodically to include only those deemed most directly relevant for the time period, and the specific job classifications being studied. This peer group is generally smaller than, but overlaps significantly with the S&P Financial Index.

    The Committee recommended or approved cash compensation, Key Plan awards, and Option Plan grants with respect to 1994 performance to the Executive Officers at the levels shown in the Summary Compensation Table which is included as a part of this Proxy Statement.

    The Committee's recommendation with respect to Mr. Caspersen's cash compensation was based upon its review of the criteria outlined in this report with respect to cash compensation, including the objective measures of the Company's performance listed above as well as subjective, individual performance measures. While the Committee considered each of the objective performance measures in making its determination, no single criterion was positively or negatively determinative of its decision. A balancing of all subjective and objective criteria resulted in the determination of Mr. Caspersen's cash compensation for 1994.

    On November 15, 1994, the Committee approved an Option Plan award to Mr. Caspersen, the Chief Executive Officer of the Company, potentially exercisable for 117,300 shares of the Company's Common Stock, with an exercise price equal to the fair market price on the date of grant. The award is subject to a four-year vesting schedule, ten year duration and is in all respects identical to all other grants approved by the Committee under the Option Plan. Grants to all employees during 1994, including Mr. Caspersen, are potentially exercisable for 911,350 shares of the Company's Common Stock.

    In awarding this 117,300 share grant, the Committee considered the criteria generally relevant to Option Plan awards, including objective measures of the Company's performance. Subjective considerations of individual performance were also relevant. Mr. Caspersen received Option Plan grants of 120,000, 120,000 and 86,200 shares for 1993, 1992 and 1991, respectively. When considering the award to Mr. Caspersen, the Committee reviewed the Company's favorable performance to date during 1994 under each of the ten objective performance measures listed above.

    On February 23, 1995, the Committee approved a Key Plan award to Mr. Caspersen with respect to his 1994 performance. In making this award, the Committee considered the criteria outlined in this report with respect to Key Plan awards, as well as subjective, individual performance measures. The Committee determined that an award of $900,000 was appropriate. When considering this Key Plan award to Mr. Caspersen, the Committee reviewed the Company's performance for 1994 under each of the ten objective performance measures listed above. Mr. Caspersen's Key Plan awards for 1993, 1992 and 1991 were $1,000,000, $350,000 and $625,000, respectively.

                                ------------

          SUBMITTED BY THE COMPENSATION COMMITTEE OF THE COMPANY'S
                             BOARD OF DIRECTORS

Robert J. Callander (Chair)           Steven Muller
Leonard S. Coleman                    Susan Julia Ross
Thomas H. Kean

         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    None.

                           EXECUTIVE COMPENSATION

    The following tables and narrative text discuss the compensation paid in 1994 and the two prior fiscal years to the Company's Chief Executive Officer and the four other most highly compensated officers of the Company and its subsidiaries.


                                       SUMMARY COMPENSATION TABLE

                                   ANNUAL COMPENSATION               LONG-TERM COMPENSATION
                                   -------------------               ----------------------
                                                                         AWARDS          PAYOUTS
                                                                         ------          -------
                                                                              SECURITIES
                                                                                UNDER-
                                                      OTHER      RESTRICTED     LYING
NAME AND                                              ANNUAL       STOCK       OPTIONS/   LTIP    ALL OTHER
PRINCIPAL                                             COMPEN-     AWARD(S)       SARS   PAYOUTS    COMPEN-
POSITION              YEAR    SALARY($)    BONUS($)  SATION($)   ($)(1)(2)      (#)(3)    ($)    SATION($)(4)
- -------------------------------------------------------------------------------------------------------------
Finn M. W. Caspersen  1994   $1,051,300(5)   -0-        -0-     $1,350,000(6)  117,300    -0-      $ 33,270
 Chairman and Chief   1993   $1,483,500      -0-        -0-     $1,000,000     120,000    -0-      $ 32,759
 Executive Officer    1992   $1,366,800      -0-        -0-     $  350,000     120,000    -0-      $ 26,645

David J. Farris       1994   $  971,332(5)   -0-        -0-     $  752,468(6)   78,200    -0-      $ 36,218
 Chief Operating      1993   $1,037,300      -0-        -0-     $  750,000      80,000    -0-      $ 35,821
 Officer              1992   $  953,300      -0-        -0-     $  350,000      80,000    -0-      $ 29,925

Andrew C. Halvorsen   1994   $  606,800      -0-        -0-     $  300,000      48,800    -0-      $ 10,594
 Chief Financial      1993   $  590,750      -0-        -0-     $  300,000      50,000    -0-      $ 12,236
 Officer              1992   $  551,800      -0-        -0-     $  200,000      50,000    -0-      $  6,220

James H. Gilliam, Jr. 1994   $  606,800      -0-        -0-     $  300,000      48,800    -0-      $ 10,594
 Executive Vice       1993   $  590,750      -0-        -0-     $  300,000      50,000    -0-      $ 11,155
 President and        1992   $  466,800      -0-        -0-     $  290,000      50,000    -0-      $  5,259
 General Counsel

Robert M. Grohol      1994   $  293,443      -0-        -0-          -0-          -0-     -0-      $113,750
 Senior Vice Presi-   1993   $  286,443      -0-        -0-     $  100,000      16,000    -0-      $  5,896
 dent-Operations--    1992   $  273,443      -0-        -0-     $   75,000      16,000    -0-      $   -0-
 Beneficial Management
 Corporation


(1) The number of shares and the aggregate value of such shares of restricted stock held by such persons as of year-end 1994 are as follows: Caspersen--110,130 shares--$4,295,070; Farris--85,322 shares--$3,327,558; Halvorsen--35,984 shares--$1,403,376;
    Gilliam--48,556 shares--$1,893,684; and Grohol--5,390 shares-$210,210.
    Awards under the Key Plan (described below in footnote (2)) for 1994 were made in February of 1995. The aforementioned shares of restricted stock for Messrs. Caspersen and Farris include 11,512 and 2,049 shares, respectively, held in the Company's ESPP subject to mandatory deferral under the terms of the ESPP and the Company's Deferred Compensation Plan. Under the terms of the ESPP (described more fully in the Company's 1994 Proxy Statement) and the Company's Deferred Compensation Plan, restricted shares held for Messrs. Caspersen and Farris in the Company's ESPP will vest on (a) death, (b) voluntary retirement on or after age 65, (c) involuntary termination other than for cause, (d) disability or (e) on a change of control (as defined in the ESPP). Unvested shares are forfeited. Dividends are paid on the deferred shares at the current dividend rate for the Company's Common Stock and used to purchase additional restricted shares of Common Stock.

(2) Under the Company's Key Employees Stock Bonus Plan (the "Key Plan"), each year the Board of Directors determines the maximum percentage, not to exceed 5%, of the Company's consolidated net after tax income which may be contributed to the Key Plan. The Compensation Committee then determines
    (a) the dollar amount of the contribution to the Key Plan for such calendar year; (b) which employees will receive an award for such year;
    and (c) the amount of each award. The Committee makes awards to employees based on each person's performance, as well as such other factors as the Committee deems appropriate. These awards vest the earlier of January 1 of the fifth year after the award year, or the date on which the employee involuntarily terminates employment other than for cause. If on such date deductibility to the Company is restricted under Internal Revenue Code section 162(m), deferral is mandatorily extended until full deductibility is available to the Company, generally following the employee's termination of employment. Awards which do not vest are forfeited. Awarded shares are placed in trust while unvested, and while in trust the employee has the right to vote the shares in his or her account. Dividends are paid on such shares at the current dividend rate for the Company's Common Stock and used to purchase additional shares of stock for each employee who has received an award.

(3) The Company's Option Plan does not provide for the award of stand alone stock appreciation rights (SARs). Limited tandem SARs may be awarded to such persons under the Option Plan with respect to then outstanding options in the event of a change in control of the Company.

(4) All Other Compensation includes contributions made by the Company under the Beneficial Corporation Savings Plan (a 401k plan), ordinary life insurance premiums paid on behalf of Messrs. Caspersen, Farris, Halvorsen and Gilliam by the Company and an additional amount paid in connection with the termination of Mr. Grohol's employment upon retirement. No contributions were made to the Savings Plan for Messrs. Caspersen, Farris, Halvorsen, Gilliam or Grohol in year 1992 and each received $5,896 in contributions in 1993 and $3,750 in contributions in 1994. With respect to life insurance premiums, Mr. Caspersen received $26,645 in 1992, $26,863 in 1993 and $29,520 in 1994; Mr. Farris received $29,925 in
    1992, $29,925 in 1993 and $32,468 in 1994; Mr. Halvorsen received $6,220 in 1992, $6,340 in 1993 and $6,844 in 1994; and Mr. Gilliam received $5,259 in 1992, $5,259 in 1993 and $6,844 in 1994. The Company does not maintain split dollar life insurance arrangements. Mr. Grohol received $110,000 in connection with Mr. Grohol's retirement from Beneficial Management Corporation.

(5) Subject to the Company's mandatory deferral arrangement, the Compensation Committee approved a salary of $1,500,000 for Mr. Caspersen and $1,045,000 for Mr. Farris. The salary for Mr. Caspersen includes $79,520 mandatorily deferred on an unfunded basis under the Company's Deferred Compensation Plan.

(6) Includes $900,000 and $675,000 awarded to Messrs. Caspersen and Farris, respectively, under the Key Employees Stock Bonus Plan during February of 1995 with respect to 1994 performance.

- -------------------------------------------------------------------------------------------
                                   OPTION GRANTS IN 1994

                                                                    POTENTIAL REALIZABLE
                                                                      VALUE AT ASSUMED
                                                                    ANNUAL RATES OF STOCK
                                                                   PRICE APPRECIATION FOR
                                                                     10 YEAR OPTION TERM
                           INDIVIDUAL GRANTS                        THROUGH 11/15/2004(3)
                           -----------------                        ---------------------
    (A)                      (B)       (C)       (D)       (E)         (F)        (G)
                           NUMBER   % OF TOTAL
                             OF      OPTIONS
                         SECURITIES  GRANTED
                         UNDERLYING    TO      EXERCISE
                           OPTIONS  EMPLOYEES  OR BASE
                           GRANTED  IN FISCAL   PRICE  EXPIRATION
NAME                      (#)(1)(2)   YEAR     ($/SH)     DATE        5% ($)      10% ($)
- -------------------------------------------------------------------------------------------
Finn M. W. Caspersen       117,300   12.48%   $37.4375  11/15/04    $2,761,740   $6,998,790
David J. Farris             78,200    8.32%   $37.4375  11/15/04    $1,841,160   $4,665,860
Andrew C. Halvorsen         48,800    5.19%   $37.4375  11/15/04    $1,148,959   $2,911,688
James H. Gilliam, Jr.       48,800    5.19%   $37.4375  11/15/04    $1,148,959   $2,911,688
Robert M. Grohol              -0-      N/A       N/A       N/A          N/A          N/A
- -------------------------------------------------------------------------------------------

(1) 25% of the total grant vests on each of 11/15/95, 11/15/96, 11/15/97 and
    11/15/98.

(2) Options were awarded on November 15, 1994 under the 1990 Beneficial Corporation Non-Qualified Stock Option Plan. All options were granted for a ten-year term, subject to forfeiture upon certain termination of employment events. The option price may be no lower than the fair market value of the Company's Common Stock on the date of grant. Unexercisable stock options become exercisable upon an optionee's retirement when certain conditions are met and upon a change in control. The plan permits optionees to satisfy the exercise price and tax withholding requirements by delivery of previously owned shares of Common Stock.

(3) The Potential Realizable Value to all common stockholders is $1,238,474,753 under column (f) and $3,125,674,377 under column (g).
    Potential Realizable Value represents the aggregate net gain to all common stockholders, assuming a beginning market price of $37.4375 (the fair market value option price determined on November 15, 1994) and appreciation at the assumed annual rates of 5% and 10% for the ten-year period from November 15, 1994 to November 15, 2004. The assumed rates of appreciation are set as part of the proxy rules. There can be no assurance that the Common Stock will perform at the assumed annual rates used for purposes of this table. The Company does not make or endorse any predictions as to future stock performance.

- ------------------------------------------------------------------------------------
                          AGGREGATED OPTION EXERCISES IN 1994
                            AND 1994 YEAR-END OPTION VALUES

     (A)                  (B)        (C)            (D)                 (E)
                                                 NUMBER OF
                                                 SECURITIES          VALUE OF
                                                 UNDERLYING         UNEXERCISED
                                                UNEXERCISED        IN-THE-MONEY
                                                OPTIONS AT          OPTIONS AT
                         SHARES                1994 YEAR-END      1994 YEAR-END(1)
                        ACQUIRED                    (#)                 ($)
                           ON       VALUE
                        EXERCISE   REALIZED     EXERCISABLE/        EXERCISABLE/
NAME                      (#)        ($)       UNEXERCISABLE       UNEXERCISABLE
- ------------------------------------------------------------------------------------
Finn M. W. Caspersen    100,500   $2,009,639  194,150/288,850  $1,892,142/$1,125,608
David J. Farris           -0-         -0-     205,300/193,300  $2,574,449/$756,822
Andrew C. Halvorsen       -0-         -0-     127,350/121,250  $1,578,577/$477,357
James H. Gilliam, Jr.     -0-         -0-     127,350/121,250  $1,578,577/$477,357
Robert M. Grohol          -0-         -0-      30,600/24,000     $305,277/$130,614
- ------------------------------------------------------------------------------------

(1) Based on a value per share at December 30, 1994 of $39.3125.




                              PERFORMANCE GRAPH

    The following table sets forth a comparison of the yearly percentage change in the Company's cumulative total shareholder return. It assumes that $100 was invested on December 31, 1989 in the Company's Common Stock, the S&P 500 and the S&P Financial Index. It also assumes the reinvestment of dividends.

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                  BNL, S&P 500 INDEX & S&P FINANCIAL INDEX





250 |  ------------------------------------
    |     YR.    BNL   S&P 500   S&P FIN
    |     1990   $ 93    $ 97      $ 79
    |     1991   $146    $126      $118
200 |     1992   $155    $136      $146
    |     1993   $186    $150      $162
    |     1994   $198    $152      $157
    |  ------------------------------------
150 |
    |
    |
    |                       ID: GRAPHIC (PERFORMANCE GRAPH)
100 |
    |
    |
    |
 50 |
     --|------------|------------|------------|------------|------------|----
     1989         1990         1991         1992         1993         1994

     BENEFICIAL CORPORATION (Represented on graph by a solid line with solid bullets at yearly data points)
     S&P 500                (Represented on graph by long dashes with solid
                             boxes at yearly data points)
     S&P FIN INDEX          (Represented on graph by short dashes with
                             solid triangles at yearly data points)

  (NOTE -- THE BOX IN THE UPPER LEFT PORTION OF THE PERFORMANCE GRAPH
           CONTAINS THE VALUES OF THE DATA POINTS AS REPRESENTED BY THE LINES AND DASHES IN THE PERFORMANCE GRAPH.)

                  PENSION AND SUPPLEMENTAL PENSION TABLE

    The following table illustrates the estimated annual benefits, based on the indicated applicable average annual compensation and years of service upon retirement, payable under the Beneficial Corporation Pension Plan (the "Pension Plan") and the Supplemental Retirement Plan (the "Supplemental Plan") (prior to any offset) to a participant who retires at the end of the calendar year in which age 65 is attained.

- ------------------------------------------------------------------------------
                                ESTIMATED ANNUAL RETIREMENT BENEFIT
                                -----------------------------------
                          15       20       25       30       35        40
APPLICABLE AVERAGE     YEARS OF YEARS OF YEARS OF YEARS OF YEARS OF  YEARS OF
ANNUAL COMPENSATION     SERVICE  SERVICE  SERVICE  SERVICE  SERVICE   SERVICE
- -------------------    -------- -------- -------- -------- -------- ----------
$  150,000...........  $ 34,125 $ 46,125 $ 58,500 $ 71,250 $ 84,375 $   97,875
$  250,000...........    56,875   76,875   97,500  118,750  140,625    163,125
$  450,000...........   102,375  138,375  175,500  213,750  253,125    293,625
$  650,000...........   147,875  199,875  253,500  308,750  365,625    424,125
$  850,000...........   193,375  261,375  331,500  403,750  478,125    554,625
$1,000,000...........   227,500  307,500  390,000  475,000  562,500    652,500
$1,250,000...........   284,375  384,375  487,500  593,750  703,125    815,625
$1,500,000...........   341,250  461,250  585,000  712,500  843,750    978,750
$1,750,000...........   398,125  538,125  682,500  831,250  984,375  1,141,875
- ------------------------------------------------------------------------------

    The basic benefit formula under the Pension Plan (before the reduction discussed below) provides benefits of from 1.5% to 1.8% of average annual compensation, with the benefit accrual rate increasing with years of service. The maximum annual retirement benefit under the Pension Plan is generally 65.25% of an employee's highest applicable average annual compensation for three consecutive years. Compensation under the Pension Plan is defined to include wages paid, year-end adjustments (if any), bonuses, overtime, salary deferral contributions to the Beneficial Corporation Savings Plan (a 401k plan), any amounts subject to mandatory deferral under the Company's Deferred Compensation Plan and other special earnings. Company contributions under the Employees' Stock Purchase Plan and the Key Employees Stock Bonus Plan, income recognized pursuant to the Stock Option Plan, certain moving expenses, taxable group life insurance premiums, certain commissions and incentive payments and severance pay are excluded from the definition of compensation.

    In determining benefits payable under the Pension Plan, amounts payable are reduced by (1) one-half of an employee's annual social security benefit,
(2) benefits actuarially determined from Company contributions under the Beneficial Corporation Savings Plan and the earnings thereon and (3) any amount vested under the Company's prior pension plan which terminated in 1983. The actuarial value of an employee's annual retirement benefit may, at an employee's option, be paid in a single payment upon retirement. Benefits under the Pension Plan are fully vested after five years of cumulative service or at age 65. The Pension Plan also contains provisions for early retirement, disability and death benefits and payments to a vested employee who leaves the Company prior to retirement.

    The Company also has a Supplemental Plan to restore to employees of the Company those retirement benefits earned by such persons under the Pension Plan but not payable because of the limitations imposed on qualified plan benefits by the Internal Revenue Code. Payment of benefits under the Supplemental Plan may be made at the same time and in the same manner benefits under the Pension Plan are paid. If a participant's employment is terminated and such person is entitled to a deferred vested benefit under the Pension Plan, such person will be entitled to receive benefits under the Supplemental Plan upon retirement. The Supplemental Plan also provides a lump sum death benefit to certain key employees equal to the amounts they have accrued under the Pension Plan.

    Messrs. Caspersen, Farris, Halvorsen, Gilliam and Grohol had approximately 23, 35, 17, 15 and 40 years of service, respectively, credited under the Pension Plan and the Supplemental Plan through 1994.

          OTHER INFORMATION WITH RESPECT TO OFFICERS AND DIRECTORS

    Employment Contracts. The Company has employment contracts with approximately 300 management level employees of the Company and its subsidiaries to assure such employees of equitable treatment in the event of a change of control of the Company (as defined in the contracts) not approved by the

Company's Board of Directors. Messrs. Caspersen, Farris, Halvorsen and Gilliam are not covered by such agreements but, instead, have Severance Agreements as described below. The employment contracts are operative for a three-year period if a change of control occurs. They will provide such employees (a) compensation during the employment period at a rate equal to that existing immediately prior to the change in control, adjusted through such period to reflect increases based upon the Company's prior practices and
(b) continued eligibility during such period under the Company's employee benefit plans. An employee's good faith determination that the nature and scope of his or her duties have been limited following a change of control would entitle the employee to terminate employment with the Company. In that event or in the event of a termination of employment by the Company other than for "cause" (as defined in the contract), most components of such compensation and benefits would continue through the remainder of the three-year period. The contracts also provide that in the event any payments thereunder become subject to excise tax under the Internal Revenue Code, the Company will make an additional cash payment to the employee to offset such tax.

    Severance Agreements. The Company has severance agreements with key officers of the Company and its subsidiaries. Messrs. Caspersen, Farris, Halvorsen and Gilliam are covered by such agreements. These agreements provide, among other things, for severance payments in the event of termination by the Company other than for "cause" (as defined in the agreements) or by such officer for "good reason" (as defined in the agreements) following a "change of control" (as defined in the agreements and including a liquidation) of the Company. Severance benefits under the Severance Agreements consist principally of (i) the officer's accrued base salary including a year-end adjustment, if any; (ii) either one or two times the sum of the officer's (a) annual base salary, (b) the greater of such officer's 1985 annual year-end adjustment or the adjustment, if determined, for the year in which such officer's termination occurs and (c) the greater of the officer's 1985 award under the Key Plan or any subsequent award under such plan; (iii) a lump sum payment equal to (a) the aggregate nonvested share units credited to the officer's account under the Employees' Stock Purchase Plan and (b) the aggregate value of the officer's account under the Key Plan and; (iv) with some restrictions, two years of continued coverage under the Company's benefit plans. In addition to the foregoing, each Severance Agreement for Messrs. Caspersen, Farris, Halvorsen and Gilliam, provides (i) that if he remains with the Company for three months following a change in control, he may terminate employment for any reason during the fourth month and upon such termination receive the severance benefits set forth above and
(ii) for additional cash payments to offset any federal excise tax that may be imposed by reason of payments made pursuant to the Severance Agreements.

    Directors' Indemnification Agreements. The Company entered into indemnification agreements with each of its directors which provide that such directors will be indemnified against expenses, judgments, penalties, fines and amounts paid in settlement with respect to threatened, pending or completed actions, suits or proceedings to which any such person is, or is threatened to be made, a party, to the fullest extent permitted by applicable law as in effect from time to time. Such agreements also require the Company to advance all reasonable expenses incurred by a director in any such proceeding provided that he or she undertakes to repay the amount advanced if it is ultimately determined that he or she is not entitled to indemnification for such expenses. The agreements provide that upon the occurrence of a "change in control" (defined in the agreements) of the Company, the Company has the burden of proof to establish that a director who has requested indemnification is not entitled to it.

    Loans. Certain banking and mortgage company subsidiaries of the Company have made, and will continue to make, mortgage and other loans, in the ordinary course of business, to directors and officers of the Company. These loans have been and will be made on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with other customers and do not and will not involve more than the normal risk of collectibility or present other unfavorable features.

    Compliance with Section 16(a) of the Securities Exchange Act. Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors to file reports of ownership and changes in ownership with the Commission. During 1994, the following individuals had late filings: (a) Robert A. Tucker, a director, filed two required forms late with respect to two transactions involving a trust of which he is the beneficiary and co-trustee; (b) Eileen F. Caulfield, former Vice President and Secretary, filed one required form late with respect to two transactions; (c) Robert M. Grohol, former Senior Vice President- Operations of Beneficial Management Corporation, a subsidiary, filed one required form late with respect to two transactions; and (d) Thomas P. McGough, Senior Vice President-Finance and Treasurer, filed one required form late with respect to three transactions.

    Professional Associations. The law firms of Butler, Snow, O'Mara, Stevens & Cannada, of which Mr. Cannada is senior counsel, and Hopkins & Sutter, of which Mr. Worthy is senior counsel, performed legal services for the Company and its subsidiaries in 1994. Such firms are currently performing services for the Company and its subsidiaries.

             PROPOSAL 2 -- RATIFICATION OF SELECTION OF AUDITORS
                           -------------------------------------

    The Board of Directors, upon recommendation of the Audit Committee, which is composed of five directors who are not officers or employees of the Company, has selected, subject to stockholder approval, the firm of Deloitte & Touche LLP, Certified Public Accountants, as the independent auditors of the Company for 1995, and it is intended that, unless otherwise specified on the accompanying proxy, votes will be cast pursuant to the proxy for the ratification of such action. As in prior years, a representative of Deloitte & Touche LLP will be present at the meeting and available to respond to appropriate questions. The representative also will have an opportunity to make a statement if he or she so desires.

    Audit services rendered by Deloitte & Touche LLP to the Company in 1994 included examination of the annual financial statements, review of unaudited quarterly financial information, assistance and consultation in connection with reports and registration statements filed with the Commission and consultation in connection with various accounting matters. Services provided by Deloitte & Touche LLP were approved by the Audit Committee in most but not all cases before they were rendered.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2 TO RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR 1995.

    An affirmative vote by the holders of outstanding shares of Common Stock, $4.30 Dividend Cumulative Preferred Stock and $5.50 Dividend Cumulative Convertible Preferred Stock together having a majority of the votes represented at the meeting is required for approval of Proposal 2.

                               OTHER BUSINESS

    The Board of Directors does not know of any matters to come before the meeting other than those referred to in the Notice of Meeting. If any other matters should come before the meeting, the accompanying proxy will be voted on such other matters in accordance with the judgment of the person or persons voting the proxy.

                STOCKHOLDER PROPOSALS FOR 1996 ANNUAL MEETING

    Stockholder proposals for the 1996 Annual Meeting must be received at the office of the Company, 301 North Walnut Street, Wilmington, Delaware 19801, Attn. Corporate Secretary, not later than December 8, 1995 for inclusion in the 1996 proxy statement and form of proxy.

                    INFORMATION INCORPORATED BY REFERENCE

    The Company will promptly provide a copy of the Company's 1994 Proxy Statement referred to on pages 7 and 10 to any stockholder upon request. Such requests should be directed to the Corporate Secretary at (800) 688-0534 or to the address listed above.

                       COST OF SOLICITATION OF PROXIES

    The cost of soliciting proxies will be borne by the Company. Solicitation of proxies from some stockholders of the Company may be made by personal interview, mail, telephone or facsimile by the directors, officers and employees of the Company or its subsidiaries. The Company also will request brokerage houses, custodians, nominees and fiduciaries to forward the proxy material and annual report to stockholders to the beneficial owners of the stock held of record by such persons and will reimburse them, upon request, for reasonable expenses incurred in connection therewith.

                                       By order of the Board of Directors,

                                                  SCOTT A. SIEBELS
                                            Vice President and Secretary
                                     15

[LOGO] BENEFICIAL
       CORPORATION

                                                                       [LOGO]
                                                                      RECYCLED
                                                                        PAPER

                            COMMON STOCK PROXY


       [LOGO]              PLEASE SIGN AND DATE THIS PROXY ON THE REVERSE SIDE
Beneficial Corporation     AND RETURN IT IN THE ENCLOSED ENVELOPE IF YOU DO
 Wilmington, DE 19899      NOT EXPECT TO ATTEND THE MEETING IN PERSON.

    The undersigned hereby appoints James H. Gilliam, Jr. and Scott A. Siebels, and each of them, proxies, with full power of substitution, to represent and vote, as designated below, at the Annual Meeting of Stockholders of the Company on May 18, 1995 including adjournments, the number of votes to which the undersigned would be entitled if personally present.

THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR THE ELECTION OF ALL DIRECTORS LISTED BELOW, AND FOR PROPOSAL 2.

1. ELECTION OF       FOR all nominees listed       WITHHOLD AUTHORITY to     P
   DIRECTORS:        below (except as marked       vote for all nominees
                     to the contrary below) /  /   listed below        /  /

Charles W. Bower, Robert J. Callander, Robert C. Cannada, Finn M. W.         R
Caspersen, Leonard S. Coleman, Jr., David J. Farris, James H. Gilliam, Jr., Andrew C. Halvorsen, Roland A. Hernandez, J. Robert Hillier, Gerald L.
Holm, Thomas H. Kean, Steven Muller, Susan Julia Ross, Robert A. Tucker,
Susan M. Wachter, Charles H. Watts, II, and K. Martin Worthy.                O

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)
                                                                             X

- ---------------------------------------------------------------------------
2. RATIFICATION OF THE SELECTION OF THE FIRM OF DELOITTE & TOUCHE as the auditors of the Company for 1995.
                                                                             Y

                FOR  /  /    AGAINST  /  /    ABSTAIN  /  /
- ---------------------------------------------------------------------------
3. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting.

                         (Continued from other side)
                                                                             P
    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTORS LISTED ON THIS PROXY, AND FOR PROPOSAL 2.
                                                                             R
    Receipt of a copy of the Annual Report to Stockholders for 1994, Notice of said meeting and Proxy Statement relating to said meeting is hereby acknowledged.
                                                                             O



                                ________________________________(L.S.)       X
                                *(Signature)


                                                                             Y

                                ________________________________(L.S.)
                                *(Signature)




                                            _____________ , 1995

                                *Please sign exactly as your name(s)
                                appears on this proxy. Joint owners should each sign. When signing in a representative capacity, please give title.